MORGAN & COMPANY

CHARTERED ACCOUNTANTS

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the amended Registration Statement of Boomers’ Cultural Development, Inc. on Form SB-2/A of our Report of Independent Registered Public Accounting Firm, dated April 6, 2004, on the balance sheet of Boomers’ Cultural Development, Inc. as at February 29, 2004 and the related statements of loss, cash flows, and stockholders’ equity for the period from inception, February 5, 2004, to February 29, 2004.

Vancouver, Canada

“Morgan & Company”

October 21, 2004

Chartered Accountants

Tel: (604) 687-5841 Fax: (604) 687-0075 www.morgan-cas.com	P.O Box 10007 Pacific Centre Suite 1488-700 West Georgia Street Vancouver, B.C. V7Y 1A1